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                                                                Exhibit 23.4

                     [KPMG Peat Marwick LLP Letterhead]


                      INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Norwest Corporation


We consent to the use of our report dated January 15, 1998 incorporated herein by reference and to the references to our firm under the headings "THE MERGER" and "EXPERTS" in the Joint Proxy Statement-Prospectus.



/s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
September 11, 1998